Exhibit 99.1
SOURAV GHOSH Chief Financial Officer (240) 744-5267	TEJAL ENGMAN Investor Relations (240) 744-5116 ir@hosthotels.com

Host Hotels & Resorts Announces Transfer to Nasdaq Stock Market

Ticker to remain “HST”

BETHESDA, Md. – October 19, 2020 – Host Hotels & Resorts, Inc. (NYSE: HST) (the “Company”), the nation’s largest lodging real estate investment trust (“REIT”), announced today that it will voluntarily transfer its stock exchange listing from the New York Stock Exchange (“NYSE”) to the Nasdaq Global Select Market, effective November 2, 2020. The last day of trading on the NYSE is expected to be October 30, 2020. Host’s stock will continue to trade under its existing “HST” symbol.

James F. Risoleo, President and Chief Executive Officer, said, “We are excited to partner with Nasdaq and seek to benefit from its cost-effective exchange listing platform as well as its comprehensive offerings in trading intelligence and investor relations solutions that support the execution of our strategic objectives. We would also like to thank the NYSE for being our listing partner for nearly three decades.”

Nelson Griggs, President, Nasdaq Stock Exchange, said “Host Hotels’ geographically diverse portfolio of iconic and irreplaceable hotels positions them as one of the largest and highest-quality portfolios of lodging real estate in the nation. Their listing on Nasdaq will give them access to our proprietary investor relations, governance and surveillance solutions as they continue to grow as the only investment-grade credit rated lodging REIT.”

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 75 properties in the United States and five properties internationally totaling approximately 46,700 rooms. The Company also holds non-controlling interests in six domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Swissôtel®, ibis® and Novotel®, as well as independent brands. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic and actions taken in response to the pandemic on

HOST HOTELS & RESORTS, INC. NEWS RELEASE	OCTOBER 19, 2020

global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates, business investment and consumer discretionary spending; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; the effects of steps we and our hotel managers take to reduce operating costs in response to the COVID-19 pandemic; our ability to close this Offering and apply the proceeds as currently intended; our ability to use or allocate the net proceeds from this Offering to eligible green projects that will satisfy, or continue to satisfy, investor criteria and expectations regarding environmental impact and sustainability performance; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a real estate investment trust for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.